                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered on May 13, 2003 by and between ProxyMed, Inc., a Florida corporation (the "Company"), and Thomas Wohlford ("Associate").

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to employ the Associate, and Associate is willing to accept such employment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Company and the Associate intending to be legally bound agree as follows:

         1. TERM. The initial term of the Agreement shall commence on May 13, 2003 (the "Effective Date"), and shall continue for three (3) years and shall be automatically renewed from year to year thereafter (hereafter, the initial term and any renewals thereof shall constitute the "Term"), unless either party provides the other party with notice of its intent not to renew this Agreement not less than ninety (90) days nor more than 120 days prior to the expiration of the then-current term or unless this Agreement is earlier terminated in accordance with its terms.

         2. POSITION; DUTIES; LOYALTY.

                  a) POSITION. Associate will be employed by Company and shall render service to Company as its Vice President of Operations, reporting to the Lonnie Hardin, Senior Vice President - Payer Services of ProxyMed, or his designees, pursuant to the terms, provisions and conditions hereinafter set forth.

                  b) DUTIES. Associate shall be employed by Company on a full-time, exclusive basis and will not be required to relocate as a condition of continued employment. Associate will be required to travel on business, as is customary and usual for Associate's position. Associate shall perform such duties and have such authority and responsibilities customarily accompanying his/her position and as reasonably directed by the Lonnie Hardin, Senior Vice President - Payer Services of ProxyMed, or his designees of the Company consistent with the Associate's position. Associate shall perform the duties and have the authority and responsibilities customarily accompanying those of a Vice President of a public company, including without limitations, those prescribed by the Company's By-laws or as may be assigned to the Associate from time to time by the Company's Board of Directors.

                  c) LOYALTY. Associate shall devote the full working time required for Associate's position and shall give Associate's best efforts to the business of the Company and to the performance of the duties and obligations described in this Agreement. Except as maybe authorized in writing by the CEO of the Company, Associate shall not, directly or indirectly, alone, or as a partner, officer, director or shareholder of any other institution, be engaged in any other commercial activities whatsoever, or continue or assume any other corporate affiliations except for (i) an Affiliate; (ii) passive investments; and (iii) minimal time utilized for business activities that do not compete with the business of the Company or its subsidiaries. As used herein, the term "Affiliate" shall refer to any entity that is owned or controlled by, under common ownership or control with, or which owns or controls the Company or any of its subsidiaries, now or in the future.

         3. COMPENSATION AND EXPENSES.

                  a) SALARY. In consideration for the services rendered by the Associate under this Agreement, Company shall pay the Associate a monthly base salary of $14,583.33 per month ("Base Salary") in accordance with the Company's customary payroll practices. Associate performance reviews (with or without a wage increase) will be conducted at least annually or as otherwise agreed to by the parties in writing. The Company shall adjust associate's Base Salary for any wage increases approved in writing by the Board of Directors or its Compensation Committee in its sole discretion. As used herein, the term "Base Compensation" shall refer collectively to (i) Associate's Base Salary, adjusted for any wage increases, (ii) the Options (as defined in Section 3(b)), (iii) future options granted pursuant to any Stock Option Plans (as defined in Section 3(b)), (iv) any Bonuses, (v) any bonuses to which Associate may be entitled pursuant to any Bonus Plan, (vi) Vacation; and (vii) Benefits.

                  b) BONUS AND STOCK OPTIONS. Associate will receive an initial stock option agreement, incorporated herein by reference, which shall have a ten
(10) year term, and which shall allow Associate to purchase up to 10,000 shares of ProxyMed common stock (the "Stock Options") at its fair market value defined as the price at which common stock is reported to have traded on the NASDAQ System at the close of business on the Effective Date. The options will vest over a three (3) year period as follows: 1/3 on the first anniversary of the Effective Date, 1/3 on the second anniversary of the Effective Date, and 1/3 on the day before the third anniversary of the Effective Date. The Stock Options granted hereunder shall be governed exclusively by and issued in accordance with the terms of the Company's 2002 Stock Option Plan, incorporated herein by reference. As a further incentive and inducement to the Associate to commence and continue his employment with the Company and to devote his best efforts to the business and affairs of the Company, the Associate shall be entitled to and may earn such bonuses ("Bonuses") as may be awarded from time to time by the Board of Directors of the Company, sitting as a whole or in committee, in its sole discretion, including pursuant to any bonus plan ("Bonus Plan") implemented by the Company, and to participate in any stock option plans ("Stock Option Plans") or other Bonus Plans which the Company may now have or in the future develop and for which the Associate qualifies for eligibility under the terms of such plan.

                  c) EXPENSES. Company shall promptly pay or reimburse the Associate for all reasonable business expenses actually incurred or paid by the Associate in the performance of Associate's services hereunder in accordance with the policies and procedures of the Company, provided that Associate properly accounts therefor.

                  d) TAX WITHHOLDING. The Company shall have the right to deduct or withhold from all compensation due Associate hereunder any and all sums required, including without limitation for Federal income, social security and Medicare taxes and all state and local taxes now applicable or that may be enacted and become applicable in the future.

                  e) TIME IN SERVICE. The Company will recognize Associate's time in service as January 2, 2002 as it relates to all benefits, stock option vesting rights and other such benefits where time in service is a determinative factor.

         4. BENEFITS.

                  a) VACATION. The Associate shall be entitled to a yearly vacation of three (3) weeks during the first year of this Agreement, and thereafter such additional time as may be provided by the Company in writing in its then-current policies or otherwise, at full pay to be accrued and taken in accordance with the Company's policies in effect from to time ("Vacation"). Vacation shall accrue ratably during each calendar year in accordance with Company policies. Vacation not taken in one calendar year may be carried over to the following calendar year subject to any limitations set forth in the Company policies in effect from time to time. Associate shall not be entitled to receive any additional compensation from the Company for Associate's failure to take all of Associate's granted vacation time. In the event Associate's employment is terminated pursuant to Section 5(b) below, any vacation time used but not earned at the time of termination shall be deducted from any monies owed to Associate.

                  b) PARTICIPATION IN BENEFIT PLANS. Associate shall be eligible for and entitled to receive all other benefits and perquisites ("Benefits") offered or extended to other Vice Presidents of the Company.

                  c) CHANGES IN FORM OF EMPLOYMENT AGREEMENT. If the Compensation Committee of ProxyMed's Board of Directors amends the form of employment agreement to be used for vice presidents of the company, as approved by them on March 28, 2003, then this agreement shall be likewise amended.

         5. TERMINATION.

                  a) INVOLUNTARY TERMINATION FOR DEATH OR DISABILITY. This Agreement shall terminate immediately upon Associate's death. The Company may terminate Associate's employment with the Company for Disability. For purposes of this Agreement, "Disability" is defined to mean the inability of Associate due to illness or physical or mental infirmity (as determined by a physician selected by Associate and acceptable to the Company) to perform Associate's duties hereunder on a full-time basis for six (6) consecutive months with reasonable accommodation by the Company. Upon termination due to death or Disability, Associate or Associate's beneficiary or estate or legal representative shall be entitled to receive the amounts payable under Section 5(c).

                  b) TERMINATION BY COMPANY FOR CAUSE. The Company may terminate Associate's employment with the Company at any time "For Cause" effective immediately, unless stated otherwise in writing, upon giving written notice thereof to Associate, which notice shall state with reasonable specificity the facts supporting the termination "For Cause." "For Cause" shall include the following:

                           (i) Conviction of, or pleading guilty to, a felony or
any crime involving moral turpitude, fraud, dishonesty or theft or engaging in any act which is a violation of any law or regulation protecting the rights of employees or

                           (ii) Failure by Associate to satisfactorily perform
the duties stated herein or to substantially perform such duties in accordance with any tasks, goals, and objectives as assigned from time to time by the Company in writing, if Associate has not corrected or remedied, or has not commenced to correct or remedy, such unsatisfactorily or non-substantial performance of such specified duties within thirty (30) days (or such other time as may be provided in writing by the Company) of Associate's actual receipt of such written notice; or

                           (iii) Associate's gross negligence or willful
misconduct relating to the Company that is materially injurious to the Company;
or

                           (iv) Associate's excessive use of alcohol or illegal
drugs that (A) interferes with the performance of Associate's duties hereunder and (B) continues even after written warning regarding such excessive use is actually received by Associate; or

                           (v) Associate's abandonment of his position or
termination of this Agreement for "No Good Reason;" or

                           (vi) Any material breach by Associate of this
Agreement or of any of the Company's applicable written policies then in effect, including without limitations, the Company's Code of Ethics for Officers and Directors with written notice thereof by the Company, provided such notice is actually received by Associate and an appropriate period to cure such material breach, if such breach is curable, is given and has expired.

                  Upon the Company's termination of this Agreement and Associate's employment For Cause, the Associate shall be entitled to, and the Company shall pay the Associate the following "For Cause Separation Pay": the Associate's Base Salary and benefits through the effective date of termination at the Associate's then current rate (including any applicable pro rated bonus and accrued vacation pay). Except as provided for herein or in any other written agreement, the Company shall have no other liabilities or obligations to Associate upon payment in full of the For Cause Separation Pay.

                  c) TERMINATION BY COMPANY WITHOUT CAUSE. The Company may terminate "Without Cause" Associate's employment with the Company or this Agreement at any time for any or no reason by giving the Associate thirty (30) days prior written notice to the termination date. Such termination by Company shall be deemed to be "without cause" by the Company. In the event of termination by the Company pursuant to this Section, Associate shall execute a full and complete release of any and all claims against the Company in a form satisfactory to the Company, in which event, for a period of three (3) months commencing from the effective date of termination, the Associate shall be entitled to and shall receive, and the Company shall pay the following "Without Cause Separation Pay": (i) An amount equal to Associate's Base Salary as of the date of termination; plus (ii) a pro rata portion of any accrued vacation not already taken and of any bonus that would have been paid to Associate under any bonus plan which is adopted by the Company's Compensation Committee or Board of Directors in such year if the Company and Associate had met the targeted goals to the date of termination; plus (iii) the continuation for three (3) months from the effective date of termination of all of Associate's benefits including, without limitation, all insurance plans, on the same terms and conditions as had been provided to Associate prior to the termination, all of the foregoing which shall be payable in accordance with the Company's customary payroll practices then in effect; plus (iv) the immediate vesting of all granted options that have not already expired.

                  d) TERMINATION BY ASSOCIATE FOR GOOD REASON. Associate may terminate this Agreement for "Good Reason" by giving the Company thirty (30) days prior written notice (the "Notice Period)] to that effect, specifically stating Associate's Good Reason for terminating in sufficient detail to allow the Company to respond effectively to the notice, with the termination becoming effective on the 31st day after such notice is actually received by the Company (the "Termination Date"), unless the Company at its option cures any alleged breach, if curable, on or before the Termination Date, or if the breach is not capable of being cured within the Notice Period, Company made good faith efforts to cure any alleged breach prior to the Termination Date. The stated Good Reason must be one or more of any of the reasons defined as a "Good Reason" herein. As used in this Agreement, a "Good Reason" means termination by Associate only for any one or more of the following reasons:

                           (i) Any reduction of Associate's then-current Base
Salary without Associate's prior written consent; or

                           (ii) Any material breach of this Agreement by the
Company, not cured or in the process of being cured by the Company as provided herein after the Company receives not less than 30 days prior written notice by the Associate.

                  An Associate's termination for any of the foregoing Good Reasons shall be treated the same as a termination "Without Cause" by the Company for purposes of calculating separation pay, entitling the Associate to the Without Cause Separation Pay set forth in Section 5(c).

                  e) TERMINATION BY ASSOCIATE FOR NO GOOD REASON. Associate may terminate this Agreement for any reason (other than a Good Reason) or no reason at any time with not less than thirty (30) days prior written notice to the Company (such termination shall be called a termination for "No Good Reason"). After the Company receives notice of a termination for No Good Reason, the Company may by written notice to the Associate cause the effective date of any such termination to be accelerated without causing such termination to be considered a termination by the Company Without Cause. Associate's termination for No Good Reason shall be treated the same as a termination "For Cause" by the Company for purposes of calculating separation pay, entitling the Associate to the For Cause Separation Pay set forth in Section 5(b). For avoidance of doubt, a termination by Associate for any reason that is also a Good Reason shall be treated as a termination by Associate for Good Reason as set forth in Section 5(d).

                  f) RETURN OF COMPANY PROPERTY. Upon any termination of this Agreement, Associate shall immediately return to the Company all property of the Company in Associate's possession, including Confidential Information (as defined below). Associate acknowledges that the Company may withhold any compensation and benefits owed to Associate hereunder until all such property is returned in good condition, normal wear and tear excepted.

                  g) CHANGE IN CONTROL. If, within ninety (90) days prior to a Change of Control, as defined in Associate's Stock Option Agreement, the Agreement terminates for any reason (other than pursuant to Section 5(b) or (e) above), then, (i) any unvested options shall vest as of the date of the Change of Control and shall remain vested and exercisable as specified in Associate's Stock Option Agreement, and (ii) Associate shall receive, and the Company shall pay the Associate, the "Without Cause Separation Pay" set forth in Section 5(c) above.

         6. COVENANTS OF ASSOCIATE.

                  a) Associate agrees that during the Term of this Agreement and for one (1) year following its expiration or termination for any or no reason, including without limitation, "For Cause", "Without Cause", "For Good Reason", or "No Good Reason", Associate will not, directly or indirectly, without the prior written consent of the Company, induce or solicit any person employed or hereafter employed by the Company to leave the employ of the Company, or solicit, recruit, hire or attempt to solicit, recruit or hire any person employed by the Company.

                  b) Associate agrees that for a period of two (2) years after the expiration or termination of this Agreement for any or no reason, including without limitation, "For Cause", "Without Cause", "For Good Reason", or "No Good Reason", Associate will not, directly or indirectly, without the prior written consent of the Company, solicit or attempt to solicit, divert or take away, or attempt to divert or take away, Customers or their laboratory business from the Company and/or the Company's then-current Affiliates. As used in the preceding sentence, the term "Customer" shall include, however known to Associate as of the date of such termination or expiration, (i) any current end-user of the Company's or its then-current Affiliates' products or services, or any potential end-user thereof with whom the Company or its then-current Affiliates have had contact with within the preceding six (6) months; (ii) any current suppliers of the Company's or its then-current Affiliates; and/or (iii) vendor of the Company or its then-current Affiliates or reseller of the Company or its then-current Affiliates; and/or (iv) their Affiliates, successors or assigns. The foregoing notwithstanding for purposes of this covenant the term "Customer" shall not include those customers previously known to Affiliate and listed on Exhibit "A" hereto, which is hereby incorporated by reference, as mutually amended by the parties from time to time.

                  c) Associate agrees and acknowledges that Associate will disclose promptly to the Company every discovery, improvement and invention made, conceived or developed by Associate during the entire period of employment (whether or not during working hours) which discoveries, improvements or inventions are capable of use in any way in connection with the business of the Company. To the fullest extent permitted by law, all such discoveries, inventions and improvements will be deemed works made-for-hire. Associate grants and agrees to convey to Company or its nominee the entire right, title and interest, domestic and foreign, which Associate may have in such discoveries, improvements or inventions, or a lesser interest therein, at the option of Company. Associate further agrees to promptly, upon request, sign all applications for patents, copyrights, assignments and other appropriate documents, and to perform all acts and to do all things necessary and appropriate to carry out the intent of this section, whether or not Associate is still an employee of the Company at the time of such requests.

                  d) Associate agrees and acknowledges that the Confidential Information of the Company is valuable, special and unique to its business, that such business depends on such Confidential Information, and that the Company wishes to protect such Confidential Information by keeping it confidential for the exclusive use and benefit of the Company. Based on the foregoing, Associate agrees to undertake the following obligations with respect to such Confidential
Information:

                           (i) Associate agrees to keep any and all Confidential
Information in trust for the use and benefit of the Company;

                           (ii) Associate agrees that, except as required by
Associate's duties or authorized in writing by the Company, Associate will not at any time during and for a period of three (3) years after the termination of Associate's employment with the Company, disclose, directly or indirectly, any Confidential Information of the Company to any third party; except as may be required by applicable law or court order, in which case Associate shall promptly notify Company so as to allow it to seek a protective order if it so elects;

                           (iii) Associate agrees to take all reasonable steps
necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company and its subsidiaries; and

                           (iv) Associate agrees that, upon termination of
Associate's employment by the Company or at any other time the Company may in writing so request, Associate will promptly deliver to the Company all materials constituting Confidential Information (including all copies and derivatives thereof) that are in the possession of or under the control of Associate. Associate further agrees that, if requested by the Company to return any Confidential Information pursuant to this Subsection (iv), Associate will not make or retain any copy or extract from such materials.

     For the purposes of this Section 6(d), "Confidential Information" means any and all information, including derivative works, developed by or for the Company or entrusted to the Company in confidence by its customers, of which Associate gained knowledge by reason of Associate's employment by the Company, which is not generally known in any industry in which the Company is or may become engaged, but does not apply to information which is generally known to the public or the trade, unless such knowledge results from an unauthorized disclosure by Associate. Confidential Information includes, but is not limited to, any and all information developed by or for the Company concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company, its suppliers and customers with which the Company had dealt with prior to Associate's termination of employment with the Company, plans for development of new products, services and expansion into new areas or markets, internal operations, and any trade secrets, proprietary information of any type owned by the Company, together with all written, graphic and other materials relating to all or any part of the same. The Company will receive all materials, including, software programs, source code, object code, specifications, documents, abstracts and summaries developed in connection with Associate's employment. Associate acknowledges that the programs and documentation developed in connection with Associate's employment with the Company shall be the exclusive property of the Company, and that the Company shall retain all right, title and interest in such materials, including without limitation patent and copyright interests. Nothing herein shall be construed as a license from the Company to Associate to make, use, sell or copy any inventions, ideas, trade secrets, trademarks, copyrightable works or other intellectual property of the Company during the Term of this Agreement or subsequent to its termination.

                  e) Associate acknowledges that there is no general geographical restriction contained in this Section 6(d) because the Company's and/or Affiliates' Customers are not confined to one geographical area or operate on a national level. Notwithstanding the foregoing, if a court of competent jurisdiction were to determine that any of the foregoing covenants would be held to be unreasonable in time or distance or scope, the time or distance or scope may be reduced by appropriate order of the court to that deemed reasonable.

                  f) Associate confirms that Associate is not bound by the terms of any agreement with any previous Company or other party which restricts in any way Associate's use or disclosure of information or Associate's engagement in any business, except as Associate may disclose in a separate schedule attached to this Agreement prior to Company's and Associate's execution of this Agreement. Further, Associate represents that Associate has delivered to the Company prior to executing this Agreement true and complete copies of any agreements disclosed on such attached schedule. Associate represents to the Company that Associate's execution of this Agreement, employment with the Company and the performance of Associate's proposed duties for the Company will not violate any obligations Associate may have to any such previous Company or other party. In any work for the Company, Associate will not disclose or make use of any information in violation of any agreements with or rights of any such previous Company or other party, and will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party. In the event of breach of this subsection (f) Associate hereby agrees to defend, indemnify and hold harmless ProxyMed, its officers, directors, employees, agents (the "Indemnified Parties") from any and all damages, suits, claims, liabilities, actions (individually and collectively, the "Indemnity Event") arising or resulting from such breach. In the event of any Indemnity Event, the Indemnified Parties shall provide Associate with timely written notice of same, and thereafter Associate shall at its own expense defend, protect and hold harmless the applicable Indemnified Parties against said Indemnity Event. If the Associate shall fail to so defend and/or indemnify and save harmless the Indemnified Parties, then in such instance the Indemnified Parties shall have full rights to defend, pay or settle said Indemnity Event on their behalf without notice to Associate and with full rights to recourse against Associate for all fees, costs, expenses and payments made or agreed to be paid to discharge said Indemnity Event.

                  g) ASSISTANCE IN LITIGATION. Associate shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which the Company is, or may become, a party either during or after Associate's employment with the Company.

                  h) INJUNCTIVE RELIEF.

                           i) Associate acknowledges and agrees that the
covenants and obligations contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of this Section will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, Associate agrees that the Company shall be entitled (without having to post a bond or other surety) to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Associate from committing any violation of the covenants and obligations set forth in this Section 6.

                           ii) The Company's rights and remedies under this
Section 6 are cumulative and are in addition to any other rights and remedies the Company may have pursuant to the specific provisions of this Agreement and at law or in equity.

         7. MISCELLANEOUS.

                  a) ATTORNEY'S FEES. In the event a proceeding is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, each party shall pay their own fees and expenses, including reasonable attorney's fees and costs

                  b) SUCCESSORS AND ASSIGNS. This Agreement and the benefits hereunder are personal to the Company and are not assignable or transferable by the Associate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and the Associate, and the Associate's heirs and legal representatives, and the Company's successors and assigns.

                  c) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Georgia.

                  d) ARBITRATION. Except for disputes relating to Section 6(d) of this Agreement or any injunctions, any and all disputes or controversies that shall arise under or in connection with this Agreement or in any other way related to Associate's employment by the Company, including termination of employment, shall be submitted to a panel of three arbitrators under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The parties hereby acknowledge that the Federal Arbitration Act takes precedence over any state arbitration statutes, rules and regulations. Each of the arbitrators shall be qualified and experienced in employment related matters with at least one arbitrator being a licensed attorney. The arbitrators must base their determination solely on the terms and conditions of this Agreement and the law in the State of Georgia. The arbitrators shall have the authority to award any remedies that a court may order or grant, except that they will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Arbitration shall be held either in Atlanta, Georgia, and the parties hereby agree to accept service of process served in accordance with the Notices provision of this Agreement and in the personal jurisdiction and venue as set out herein. Both parties expressly covenant and agree to be bound by the decision of the arbitrators as the final determination of the matter in dispute. Judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction thereof.

                  e) NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement addressed to the Company's then-current CEO at its then principal office, as notified to Associate, or to the Associate at Associate's most current address as shown in Associate's personnel file, or to either party hereto at such other address or addresses as Associate or it may from time to time specify for such purposes in a notice similarly given.

                  f) MODIFICATION; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a duly authorized officer of the Company and is agreed to in a writing signed by the Associate and such officer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                  h) VALIDITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  i) SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

                  j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  k) SURVIVING PROVISIONS. Any portion of this Agreement which by it nature survives the termination of this Agreement, including Section 6, shall survive the termination of this Agreement.

                  l) ENTIRE AGREEMENT. Except as modified by this Agreement, all of Associate's benefits and obligations are as set forth in the Company's policies in effect from time to time. Other than the Company's policies in effect from time to time, as modified herein, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. This Agreement constitute the final and entire agreement between the parties, and supercedes all prior written and oral agreements, understandings, or communications with respect to the subject matter of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

PROXYMED, INC.                        ASSOCIATE


By:        /s/ NANCY J. HAM           By:        /s/ THOMAS C. WOHLFORD, III
      ---------------------------           --------------------------------
      SIGNATURE                                  SIGNATURE

Print Name:     NANCY J. HAM          Print Name:     THOMAS C. WOHLFORD, III
             --------------------                ----------------------------

                                   EXHIBIT "A"


                 (TO BE PROVIDED BY ASSOCIATE IN WRITING TO THE
                  COMPANY'S SR. CORPORATE COUNSEL WITHIN NINETY
                   (90) DAYS OF EXECUTION OF THIS AGREEMENT.)